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                                                                    EXHIBIT 10.2

                                  APPENDIX A

            SOUND SOURCE INTERACTIVE, INC. 1999 DIRECTOR STOCK PLAN

                       ARTICLE 1 -- PURPOSE OF THE PLAN

  The purpose of the Sound Source Interactive, Inc. 1999 Director Stock Plan is to promote the long-term growth of Sound Source Interactive, Inc. (hereinafter sometimes referred to as the "Corporation") by increasing the proprietary interest of Directors in the Corporation and to attract and retain highly qualified and capable Directors.

                           ARTICLE II -- DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  2.1 "Accrued Retainer" means the amount of unpaid annual cash retainer fee payable by the Corporation to any Director or former Director for services as a director of the Corporation, which is accrued as of the Effective Date.

  2.2 "Annual Retainer" means the annual cash retainer fee payable by the Corporation to a Director for services as a director of the Corporation, as such amount may be changed from time to time.

  2.3 "Award" means an award granted to a Director under the Plan in the form of Options or Shares, or any combination thereof.

  2.4 "Board" means the Board of Directors of Sound Source Interactive, Inc.

  2.5 "Corporation" means Sound Source Interactive, Inc.

  2.6 "Director" means a director of the Corporation (and for purposes of Section 9.1(a) only, a former director of the Corporation).

  2.7 "Effective Date" has the meaning set forth in Article XII.

  2.8 "Fair Market Value" means, with respect to the value of the Shares on any date: (i) if the principal market for the Common Stock is a national securities exchange or if the Shares are quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing sales price of the Shares on such day as reported by such exchange or NASDAQ, or on a consolidated tape reflecting transactions on such exchange or NASDAQ; or
(ii) if the principal market for the Shares are not a national securities exchange and the Shares are not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Shares on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Shares shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Shares.

  2.9 "Option" means an option to purchase Shares award under Article VIII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

  2.10 "Option Grant Date" means the date upon which an Option is granted to a Director.

  2.11 "Optionee" means a Director of the Corporation to whom an Option has been granted or, in the event of such Director's death prior to the expiration of an Option, such Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

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  2.12 "Plan" means the Sound Source Interactive, Inc. 1999 Director Stock
Plan, as amended and restated from time to time.

  2.13 "Shares" means shares of the common stock, par value $.001 per share, of the Corporation.

  2.14 "Stock Award Date" means the date on which Shares are awarded to a Director.

  2.15 "Stock Option Agreement" means a written agreement between a Director and the Corporation evidencing an Option.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

  3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board (the "Committee").

  3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

  3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

  3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                      ARTICLE IV -- AWARDS UNDER THE PLAN

  Awards in the form of Options shall be granted to Directors in accordance with Article VIII. Deferred Contingent Shares may be granted to Directors in accordance with Article IX. Each option granted under the Plan shall be evidenced by a Stock Option Agreement.

                           ARTICLE V -- ELIGILIBITY

  Directors (and, with respect to Deferred Contingent Shares issuable in satisfaction of Accrued Retainers, former Directors) of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                   ARTICLE VI -- SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed 1,000,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

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                 ARTICLE VII -- NONTRANSFERABILITY OF OPTIONS

  All Options granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                            ARTICLE VIII -- OPTIONS

  Each Director shall be granted Options, subject to the following terms and conditions:

  8.1 TIME OF GRANT. On the first business day of July of each year (or, if later, on the date on which a person is first elected or begins to serve as a Director), each person who is a Director shall be granted an Option to purchase 10,000 Shares (which number shall be pro-rated if such Director is first elected or begins to serve as a Director on a date other than the date of an annual meeting of stockholders).

  8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

  8.3 EXERCISE OF OPTIONS. Each Option granted pursuant to this Article shall become exercisable as to 50% of the Shares subject to the Option on the first anniversary of the Optoin Grant Date and as to the remaining 50% of the Shares subject to the Option on the second anniversary of the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

  Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefore were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

         ARTICLE IX -- ELECTION TO RECEIVE CONTINGENT DEFERRED SHARES

  9.1 PROCEDURE FOR ACCRUED RETAINER. On the Effective Date, Shares shall be identified pursuant to this Article as being for the contingent benefit of each Director for the full amount of the Accrued Retainer payable to such Director.

  9.2 ELECTION PROCEDURE FOR ANNUAL RETAINER.

    (a) On the Effective Date, Shares shall be irrevocably identified pursuant to this Article as being for the contingent benefit of each Director for the full amount of the Annual Retainer payable to such Director for the period commencing on the Effective Date and ending on June 30, 2000.

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    (b) On the first business day of July of each year commencing with 2000,
  Shares shall be identified pursuant to this Article as being for the contingent benefit of each Director who, at least six (6) months prior thereto, files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Director's Annual Retainer. In the event a Director does not file a written election in accordance with the preceding sentence by reason of becoming a Director after the date which is six (6) months prior to the first business day of July in any year, Shares shall be identified as being for the contingent benefit of such Director as of the first day (the "Effective Election Date") which is six (6) months after the date such Director files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Director's Annual Retainer; provided, however, that such an election may apply only to the portion of such Director's Annual Retainer determined by multiplying such Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Election Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.2(b) may be revoked or changed only on or prior to the date which is six (6) months prior to the first business day of the following July. An election pursuant to the second sentence of this Section 9.2(b) shall be irrevocable.


  9.3 TERM OF DEFERRAL. Receipt of Shares identified as being for the contingent benefit of a Director pursuant to Sections 9.1 or 9.2 shall be deferred until such Director's retirement, resignation, disability, death or termination (other than termination resulting in forfeiture as described in Section 9.9), or in the event of emergency or necessity, as hereinafter provided.

  9.4 ACCOUNTING. The Committee shall cause records to be kept in the name of each Director participating pursuant to Sections 9.1 or 9.2 which shall reflect the number of contingent Shares deferred by that Director.

  9.5 CONTINGENCY. Until and except to the extent that deferred Shares hereunder are distributed to or vested in the Directors or beneficiaries from time to time in accordance with orders of the Committee, the interest of each Director and beneficiary therein is contingent only and is subject to forfeiture as provided in Section 9.9. Title to and beneficial ownership of the Shares, which the Corporation will identify as subject to its contingent obligation hereunder, shall at all times remain in the Corporation; and no Director or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Corporation.

  9.6 METHOD OF PAYMENT.

    (a) In order to meet its contingent Share obligation hereunder, the Corporation shall each year set aside shares in an amount equal to the total amounts deferred for such year under this Article IX.

    (b) In the event of vesting, or upon the retirement, resignation, disability, death or termination (other than termination resulting in forfeiture as described in Section 9.9) of a Director, the number of contingent deferred Shares payable to such Director of his beneficiary shall be determined as of that date. If the Committee, in the exercise of its discretion provided in Section 9.7, determines to make installment distributions of such amount, the Corporation shall continue to set aside Shares in an amount equal of the unpaid balance of such obligation to pay Shares.

  9.7 METHOD OF DISTRIBUTION. The Committee shall from time to time determine the time and manner of making distributions of contingent deferred Shares in case of the retirement, resignation, disability, or death of a Director or in the event of an emergency or necessity affecting the personal or family affairs of any Director of beneficiary of a deceased Director by such methods as it shall find appropriate for providing incentive to Directors for their continued service on behalf of the Corporation. Commencement of distribution in each case may be deferred by the Committee, but (subject to Section 9.9) not beyond one year after the retirement, disability or death of the Director or, in the case of a Director who shall have resigned, not beyond one year after such Director reaches the age of 65 or incurs a disability or dies. In the case of a Director's death before distribution is completed, the balance may be distributed in a lump sum or on an installment basis as the Committee may determine.

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  9.8 DESIGNATION OF BENEFICIARIES. Each Director shall have the right to designate beneficiaries who are to succeed to such Director's contingent right to receive future payments hereunder in the event of death. In case of the failure of a Director to make a designation or the death of a designated beneficiary without the Director having designated a successor, distribution shall be made to the Director's estate. No designation of beneficiaries shall be valid unless it is in writing, signed by the Director, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

  9.9 POSSIBLE FORFEITURE OF SHARES.

    (a) The contingent right of a Director or beneficiary to receive deferred Shares hereunder shall be forfeited upon the occurrence of any one or more of the following events:

      (1) If the Director is discharged for cause by the Corporation or a subsidiary thereof; or

      (2) If the Director shall enter into a business or employment which the Committee determines to be (i) detrimentally competitive with the business of the Corporation or a subsidiary, and (ii) substantially injurious to the corporation's financial interests;

    (b) The Committee may at any time and from time to time order all or any part of the value of the contingent right of a Director or beneficiary to receive future Shares to be vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if it finds such action appropriate in the circumstances.

  9.10 NUMBER OF SHARES. The number of Shares identified pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Accrued Retainer or the Annual Retainer which pursuant to Sections 9.1 or 9.2 is payable in Shares, divided by (ii) the Fair Market Value per Share on the date stock is identified as contingent deferred stock of the Director (which will occur either on July 1st of the year of election or on the Effective Date, whichever is applicable). Any fraction of a Share shall be disregarded and the remaining amount of such Accrued Retainer or Annual Retainer, as applicable, shall be paid to the Director in cash and shall not be deferred pursuant to this Article.

  9.11 CHARACTERIZATION OF THE RELATIONSHIPS BY THIS ARTICLE. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Shares identified hereunder shall continue for all purposes to be treasury stock held by the Corporation, and no person other than the Corporation shall, by virtue of the provisions of this Article IX, have any interest in such Shares. To the extent that any person acquires a right to receive Shares from the Corporation under this Article IX, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                    ARTICLE X -- AMENDMENT AND TERMINATION

  The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1986, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XI -- ADJUSTMENT PROVISIONS

  11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other changes in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

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  11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuance or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

  11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the terms of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                         ARTICLE XII -- EFFECTIVE DATE

  The Plan shall be submitted to the stockholders of the Corporation for approval at the next annual meeting of stockholders and, if approved by a majority of all the votes cast at such annual meeting of stockholders, shall become effective as of the date of such approval (the "Effective Date"). If stockholder approval is not obtained at such annual meeting of stockholders, the Plan shall be nullified.


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